EXHIBIT 23
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      We have issued our report dated June 19, 2003, accompanying the financial statements and schedules in the Annual Report of National Penn Bancshares, Inc. Capital Accumulation Plan on Form 11-K for the year ended December 31, 2002. We hereby consent to the incorporation of said report in the Registration Statement of National Penn Bancshares, Inc. on Form S-8 (File No. 333-75730, effective January 7, 2002).

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
June 19, 2003